Exhibit 32.1
Certification
     In connection with this Amendment No. 1 to the Annual Report of Cardiogenesis Corporation (the “Company”) on Form 10-K/A for the year ended December 31, 2010 as filed with the SEC on the date hereof (the “Report”), I, Paul J. McCormick, Executive Chairman of the Company, certify, pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. § 1350 that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul J. McCormick
Paul J. McCormick,
Executive Chairman

April 29, 2011
Certification
     In connection with this Amendment No. 1 to the Annual Report of Cardiogenesis Corporation (the “Company”) on Form 10-K/A for the year ended December 31, 2010 as filed with the SEC on the date hereof (the “Report”), I, William R. Abbott, Chief Financial Officer of the Company, certify, pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. § 1350 that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William R. Abbott
William R. Abbott
Chief Financial Officer

April 29, 2011